UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 23, 2020

Date of Report (Date of earliest event reported)

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OpGen, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices, including zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	OPGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01. Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On November 23, 2020, OpGen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a private placement (i) an aggregate of 2,245,400 shares of common stock (the “Shares”), par value $0.01 per share (the “Common Stock”) (ii) warrants to purchase an aggregate of 4,842,615 shares of Common Stock (the “Common Warrants”), and (iii) pre-funded warrants to purchase an aggregate of 2,597,215 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”), for aggregate gross proceeds of approximately $10 million before deducting the placement agent’s fees and the Company’s offering expenses (collectively, the “Offering”). The Offering is expected to close on or about November 25, 2020, subject to satisfaction of customary closing conditions.

Each Common Warrant has an exercise price per share of Common Stock equal to $1.94 per share and is exercisable beginning on the sixth month anniversary of the date of issuance and will have a term of five and a half years. Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.01 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company may not effect the exercise of certain Warrants, and the applicable holder will not be entitled to exercise any portion of any such Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrants.

The Purchase Agreement requires the Company to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register the resale by the Investor of the Shares and the shares issuable upon exercise of the Warrants as soon as practicable, and in any event, no more than two (2) days after the date of the Purchase Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement, Common Warrants and Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Common Warrants and Pre-Funded Warrants, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Placement Agent Agreement

Alliance Global Partners (the “Placement Agent”) acted as the exclusive placement agent in connection with the Offering pursuant to the terms of a placement agent agreement, dated November 23, 2020, between the Company and the Placement Agent (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company agreed to pay the Placement Agent a fee equal to 7.0% of the aggregate gross proceeds from the Offering. The Placement Agent has agreed to reimburse the Company for expenses incurred in connection with the Offering in an amount equal to 0.5% of the gross proceeds of the Offering. In addition to the cash fee, the Company agreed to issue to the Placement Agent warrants to purchase an aggregate of up to five percent (5%) of the aggregate number of Shares, and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants shall generally be on the same terms and conditions as the Warrants and shall have an initial exercise price of $2.522 per share.

The Company intends to use the net proceeds from the Offering to support research and development and regulatory activities in support of the Company’s FDA 510(k) submissions for the Acuitas AMR Gene Panel test, commercialize the Company’s products with a focus on the Unyvero platform and diagnostic tests, and the Acuitas AMR Gene Panel test for isolates, support further development and commercialization of the Ares Genetics database and Acuitas Lighthouse Software, support directed sales and marketing efforts to the customers and collaborators for the Company’s products, and invest in manufacturing and operations infrastructure to support sales of products. The Company intends to use the remaining net proceeds for working capital and other general corporate purposes.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on November 23, 2020, the Company sold the Shares and Warrants to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. The Investor represented that it was acquiring the Shares and Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, neither the Shares nor the Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On November 24, 2020, the Company issued a press release announcing the Offering and the entry into the Purchase Agreement. Copies of such press release is attached to this Current Report on Form 8-K as Exhibits 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Pre-Funded Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement, dated November 23, 2020, by and between OpGen, Inc. and the purchaser party thereto.

10.2	Placement Agent Agreement, dated November 23, 2020, by and between OpGen, Inc. and Alliance Global Partners.

99.1	Press release dated November 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Oliver Schacht, Ph.D
	Name:	Oliver Schacht, Ph.D
	Title:	Chief Executive Officer

Date: November 24, 2020.